UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ===============
                                    FORM 8-K
                                 ===============

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 23, 2005

                                 ===============

             (Exact name of registrant as specified in its charter)


           NEVADA                       000-27323                   88-0429812
---------------------------       ----------------------     -------------------
(State of other jurisdiction     (Commission File Number)          (IRS Employer
     of incorporation)                                       Identification No.)

                   100 MARKET STREET, VENICE, CALIFORNIA 90291
                   -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (310) 450-3257

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425). |_| Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 23, 2005, we entered into Securities Purchase Agreements ("Purchase Agreement") with two accredited investors and completed a private placement offering. Pursuant to the Purchase Agreements we issued and sold to each investor a convertible debenture ("Debenture"), in the original principal amount of $250,000, for aggregate proceeds of $500,000. We also issued to each investor a ten-year warrant ("Warrant") to purchase 5,000,000 shares of our common stock at an initial exercise price of $0.10 per share.

         The outstanding principal balance of each Debenture, if not previously converted, is due and payable two years after issuance, or September 23, 2007. Interest accrues on the outstanding balance of each Debenture at the rate of 8% per annum, and is payable monthly. The initial conversion price of each Debenture is $0.10 per share (the "Conversion Price"). The Conversion Price may be reduced if, on any applicable reset date, the volume weighted average price of our common stock for the 10 trading days immediately prior to such reset date, is less than the then current Conversion Price. The applicable reset dates are (i) each 3 month anniversary of the Debenture's date of issue throughout the term of the Debenture, (ii) the date that a registration statement covering the resale of shares of Common Stock issuable upon conversion of the Debenture is declared effective and (iii) the date that is 45 days after the date that a registration statement covering the resale of shares of Common Stock issuable upon conversion of the Debenture is declared effective. The Conversion Price may also be reduced if, at any time during the term of the Debenture, we issue shares of our common stock, or other securities convertible into or exercisable for shares of our Common Stock, at a price that is less than the then current Conversion Price. In such instance the Conversion Price would be reduced to equal the price of the security just issued. The exercise price of each Warrant also may be reduced in the same manner as the Conversion Price of the Debentures.

         In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with each investor pursuant to which we have agreed to file a registration statement registering the investors' resale of the shares of common stock underlying the Debentures and Warrants. We must file the registration statement within 45 days of the date of the agreement, and we must have the registration statement declared effective within 120 days of the date of the agreement. If we do not meet the foregoing deadlines, we will become subject to various additional payment obligations under the Debentures and Warrants. In addition, if we do not have an effective registration statement at the time a Warrant is exercised, the holder may exercise the Warrant on a cashless basis.

         We have granted to one of the investors, pursuant to its Purchase Agreement, a right of first refusal to participate in any future equity or convertible debt financing which we may conduct during the 24-month period following the date of the Purchase Agreement. In addition, we have granted to the same investor the right to call from us up to four additional Debentures, each in the principal amount of $250,000, during the two years following the date of the Purchase Agreement. In the event that the investor exercises its call right with respect to one or more Debentures, in each instance we will also issue to the investor a warrant to purchase a number of shares of our common stock equal to the number of shares of common stock that the debenture is then convertible into based upon the initial conversion price. The initial conversion price of the four debentures will be the lesser of the "market price" of our common stock as of the closing of such issuance, or $0.15, $0.25, $0.35, and $0.45, respectively. For purposes of the foregoing, "market price" shall mean the volume weighted average price of our common stock for the 10 trading days immediately prior the applicable closing. The exercise price of each warrant initially shall be equal to the initial conversion price of the applicable debenture. The exercise price of each Warrant also may be reduced in the same manner as the Conversion Price of the Debentures. The investor's call right with respect to each debenture shall terminate in the event that the investor does not exercise its call right for a given debenture within 30 business days immediately following the cessation of a period of 20 business days during which the volume weighted average price of our common stock exceeds $0.30, $0.40 and $0.50, respectively. Pursuant to the same Purchase Agreement, we have the right to put to the investor up to three more debentures, each in the principal amount of $250,000. Our put right with respect to each of the three debentures expires on the 6, 9, and 12 month anniversaries of the date of the Purchase Agreement, respectively. Our right to exercise each put right is subject to the prior satisfaction of certain milestones, as detailed in the Purchase Agreement. In the event that we exercise a put right with respect to one or more debentures, in each instance we will also issue to the investor a warrant to purchase a number of shares of our common stock equal to a 150%, in the case of the first debenture, and 100% in the case of the second and third debentures, of the number of shares of common stock that the applicable debenture is then convertible into based upon the initial conversion price. The initial conversion price of the three debentures will be the lesser of the "market price" (as defined above) of our common stock as of the closing of such issuance, or $0.15, $0.20 and $0.25, respectively. The exercise price of each warrant initially shall be equal to the initial conversion price of the applicable debenture. The exercise price of each Warrant also may be reduced in the same manner as the Conversion Price of the Debentures. The other terms and conditions of the debentures and warrants (whether issued as a result of the call right or put right) will be identical to the debenture and warrant we issued pursuant to the Purchase Agreement. We have also agreed pursuant to the Registration Rights Agreement, to file additional registration statements to register the resale of the shares of common stock issuable upon the conversion of the above described debentures, and the exercise of the above described warrants.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         As noted in Item 1.01 above, in connection with the Purchase Agreements, we issued two Debentures, each in the original principal amount of $250,000. The debentures mature on the date that is two years following issuance (September 23, 2007), and bear interest at the rate of 8% per annum. Interest is payable monthly.

         In the event that any of the following events occur, we become liable to pay liquidated damages to the investors until such event is cured:

          we do not have enough authorized shares of common stock to effect a requested debenture conversion;

          we don't file a registration statement nor have a registration statement declared effective within the time required by the Registration Rights Agreement (as set forth in Item 1.01 above);

          our common stock is delisted from the Over-The-Counter Bulletin Board ("OTCBB");

          we fail to authorize and reserve, and maintain authorized and reserved, sufficient shares of our common stock that may be necessary to effect conversion requests;

          trading of our common stock on the OTCBB is suspended for any reason;

          we fail to deliver shares of common stock to the investor within the time required following receipt of a conversion notice;

          we commit an event of default under a Warrant (or any Debenture or Warrant subsequently issued to an investor), or we breach any material term, covenant, warranty or undertaking under the Purchase Agreement, the Registration Rights Agreement, any debenture and any warrant; or

          we fail to issue a stock certificate to an investor representing shares of common stock without a restrictive legend when required to do such.

         Upon the occurrence of one of the above events, we will become obligated to pay each day until cured, liquidated damages in an amount equal to 1% of the market value (based on the closing price of our common stock) of the shares of our common stock into which the debenture and all unpaid accrued interest could then be converted into; unless the event is a breach of a material term, covenant, warranty or undertaking under any of the agreements other than the above specified defaults. In such event, the daily liquidated damages would be 1% of the outstanding principal balance of the debenture plus accrued and unpaid interest. In addition, certain other events would also be events of default under the Debentures, such as the appointment of a receiver or trustee, filing for bankruptcy protection, a judgment in excess of $1,000,000, or a change in control.

         If we are unable to cure one of the above events within the prescribed time, it will become an event of default which will trigger the investors' right to cause us to redeem the outstanding principal balance of the debentures. The individual redemption price would be equal to the greater of 115% of the aggregate amount then owed (including all interest and liquidated damages) or the aggregate amount then owed divided by the lowest "market price" (as defined above) of our common stock during the period in which we are in default and multiplied by the highest closing price of our common stock during such period. If, the default relates to our inability to (i) timely file the registration statement, (ii) have it declared effective by the contractual deadline, or (iii) maintain the registration statement effective, and we have made all registration filings within the prescribed time, and have responded to all SEC comments, if any, within the prescribed time, then the maximum redemption price of the debenture would be 200% of the aggregate amount then owed (including all unpaid interest).

         With regard to the Warrants, our failure to satisfy the registration statement deadlines and requirements, maintain adequate shares of common stock in reserve, timely deliver shares upon exercise, or deliver unlegended certificates when required, will trigger an obligation to pay similar liquidated damage equal to 1% of the value of the warrant determined by multiplying the number of shares underlying the warrant by the amount by which the closing price of the Company's stock exceeds the current exercise price. In addition, if the event is not cured it will become an event of default entitling the holder to force us to redeem the Warrant by paying to the holder an amount equal to the value of the warrant determined by multiplying the number of shares underlying the warrant by the amount by which the closing price of the Company's stock exceeds the current exercise price.

ITEM  3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

         See Item 1.01 above. Based on the initial conversion price of $0.10 per share, the debentures, upon issuance, are convertible into 5,000,000 shares of common stock. In addition, we issued two warrants to purchase an aggregate of 10,000,000 shares of our common stock.

         The parties intended the above private placement to be exempt from the registration requirements under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. Each of the above investors represented that it was an accredited investor. An appropriate legend was affixed to each debenture and warrant issued in the private placement. Each investor represented that it was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about No Borders, or had adequate access to information about us.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NO BORDERS, INC.


Date: September 29, 2005              By:      /s/ ROBERT M. ROSENFELD
                                               ---------------------------------
                                               Robert M. Rosenfeld
                                               Chief Executive Officer